Exhibit 99.1

Proto Labs Reports Record Revenue and Net Income for the Third Quarter 2015

Quarterly Revenue Up 24% Year over Year to $67.8 Million

Record Quarterly Net Income of $12.4 Million

MAPLE PLAIN, Minn. – October 22, 2015 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the third quarter ended September 30, 2015.

Highlights include:

●

Revenue for the third quarter of 2015 increased to a record $67.8 million, 24 percent above revenue of $54.6 million in the third quarter of 2014. On a constant currency basis, revenue was up 28 percent versus the prior year.

●	Revenue from additive services (3D printing) totaled $6.0 million, an increase of 79 percent from the third quarter of 2014.
●	Revenue growth reflected a 24 percent increase in the number of unique product developers and engineers served over the prior year period.
●

Net income for the third quarter of 2015 was a record $12.4 million, or $0.47 per diluted share. Non-GAAP net income, excluding the after-tax expense of stock compensation, transaction costs related to the Alphaform acquisition, amortization of intangibles and unrealized foreign currency gains, was $13.7 million, or $0.52 per diluted share. See “Non-GAAP Financial Measures” below.

“We continued to demonstrate strong momentum in the third quarter, reflecting solid execution of our marketing and sales, manufacturing, and new product and service initiatives,” said Vicki Holt, President and Chief Executive Officer. “Revenue in North America increased 26% percent, led by strong growth in additive manufacturing and Firstcut services. Europe remained a highlight with 40 percent revenue growth on a constant currency basis, 21 percent when translated to dollars. Japan generated a 33 percent increase in revenue on a constant currency basis, 14 percent as reported.”

Additional Third Quarter Highlights include:

●	Gross margin was 59.4 percent of revenue for the third quarter of 2015 compared with 58.7 percent for the second quarter of 2015 and 60.6 percent during the same quarter last year.
●

GAAP operating margin, including transaction expenses, was 25.7 percent of revenue during the third quarter of 2015 compared to 28.3 percent for the third quarter of 2014. On a non-GAAP basis, operating margins were 29.3 percent. See “Non-GAAP Financial Measures” below.

●

Cash generated from operations during the third quarter totaled $13.5 million. Cash, cash equivalents and investments were $150.0 million at September 30, 2015 compared with $142.0 million at June 30, 2015.

“On October 9, we announced the completion of our acquisition of Alphaform, a leading service bureau based in Germany,” Ms. Holt continued. “We are very excited about the opportunities this transaction offers Proto Labs. Alphaform is known for its quality additive manufacturing and injection molding services and we expect this acquisition will significantly accelerate our growth in Europe. We believe we can leverage Alphaform’s manufacturing assets, customer base and experienced workforce quickly and cost effectively into our existing European operations, positioning us well for future expansion.”

“We are on track with the roll out of our new materials and service offerings. Demand for our Stereolithography service in Europe, launched in the second quarter, has been growing steadily. We are seeing excellent reception for our lathe process which is now operational in all of our regions. We remain focused on our marketing and sales initiatives and we are gaining traction in markets worldwide. We look forward to the opportunities ahead and are working very hard to execute on our strategy for growth,” concluded Ms. Holt.

Non-GAAP Financial Measures

The company has included non-GAAP adjusted revenue growth that excludes the impact of changes in foreign currency exchange rates from total revenues in this press release to provide investors with additional information regarding the company’s financial results. Management believes this metric is useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has also included non-GAAP operating margin, adjusted for stock-based compensation expense, transaction expenses related to the acquisition of Alphaform and amortization expense in this press release to provide investors with additional information regarding the company’s financial results.

The company has also included non-GAAP net income, adjusted for stock-based compensation expense, transaction expenses related to the acquisition of Alphaform, amortization expense, and unrealized foreign currency activity (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has provided below a reconciliation of non-GAAP operating margin to operating margin and non-GAAP net income to net income, the most directly comparable measures calculated and presented in accordance with GAAP. Non-GAAP operating margins and non-GAAP net income are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP operating margin and net income provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its third quarter financial results today, October 22, 2015 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150. Outside the U.S. please dial 201-689-8354. No participant code is required. A simultaneous webcast of the call will be available via the investor relations section of the Proto Labs website and the following link: http://edge.media-server.com/m/p/rjdabigy/lan/en. An audio replay will be available for 14 days following the call on the investor relations section of Proto Labs’ website.

About Proto Labs, Inc.

Proto Labs is the world’s fastest digital manufacturing source for custom prototypes and low-volume production parts. The technology-enabled company uses advanced 3D printing, CNC machining and injection molding technologies to produce parts within days. The result is an unprecedented speed-to-market value for product designers and engineers worldwide. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

John Way, 763-479-7726

john.way@protolabs.com

Jenifer Kirtland, 408-656-9496

jkirtland@evcgroup.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$64,131	$43,329
Short-term marketable securities	28,062	30,706
Accounts receivable, net	32,897	24,226
Inventory	7,228	6,194
Income taxes receivable	4,029	-
Other current assets	6,193	3,889
Total current assets	142,540	108,344

Property and equipment, net	108,626	91,626
Long-term marketable securities	57,801	54,318
Goodwill	28,916	28,916
Other intangible assets, net	3,523	4,083
Other long-term assets	520	227
Total assets	$341,926	$287,514

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$11,552	$7,882
Accrued compensation	10,519	6,067
Accrued liabilities and other	2,424	2,718
Income taxes payable	-	1,953
Current portion of long-term debt obligations	39	139
Total current liabilities	24,534	18,759

Long-term deferred tax liabilities	1,488	1,846
Long-term debt obligations	-	10
Other long-term liabilities	1,716	1,360

Shareholders' equity	314,188	265,539
Total liabilities and shareholders' equity	$341,926	$287,514

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue
Protomold	$41,971	$35,655	$119,521	$104,604
Firstcut	19,833	15,549	54,788	43,407
Fineline	6,038	3,370	16,038	5,503
Total revenue	67,842	54,574	190,347	153,514

Cost of revenue	27,517	21,492	77,218	58,725
Gross profit	40,325	33,082	113,129	94,789

Operating expenses
Marketing and sales	10,027	7,351	28,383	21,029
Research and development	4,760	4,555	13,471	11,925
General and administrative	8,134	5,733	20,683	15,970
Total operating expenses	22,921	17,639	62,537	48,924
Income from operations	17,404	15,443	50,592	45,865
Other income (expense), net	593	(56)	100	(19)
Income before income taxes	17,997	15,387	50,692	45,846
Provision for income taxes	5,615	5,003	16,171	14,404
Net income	$12,382	$10,384	$34,521	$31,442

Net income per share:
Basic	$0.47	$0.40	$1.33	$1.23
Diluted	$0.47	$0.40	$1.31	$1.20

Shares used to compute net income per share:
Basic	26,083,405	25,757,593	25,952,451	25,651,156
Diluted	26,381,313	26,200,741	26,290,758	26,109,539

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2015	2014
Operating activities
Net income	$34,521	$31,442
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,422	7,696
Stock-based compensation expense	4,515	3,561
Deferred taxes	(310)	487
Excess tax benefit from stock-based compensation	(5,212)	(4,383)
Amortization of held-to-maturity securities	936	1,194
Changes in operating assets and liabilities	(3,588)	7
Net cash provided by operating activities	41,284	40,004

Investing activities
Purchases of property and equipment	(27,259)	(35,928)
Acquisitions, net of cash acquired	-	(33,864)
Purchases of marketable securities	(42,674)	(47,338)
Proceeds from sales and maturities of marketable securities	40,899	61,896
Net cash used in investing activities	(29,034)	(55,234)

Financing activities
Payments on debt	(107)	(1,005)
Acquisition-related contingent consideration	(1,400)	(800)
Proceeds from exercises of stock options and other	5,165	3,962
Excess tax benefit from stock-based compensation	5,212	4,383
Net cash provided by financing activities	8,870	6,540
Effect of exchange rate changes on cash and cash equivalents	(318)	(81)
Net increase (decrease) in cash and cash equivalents	20,802	(8,771)
Cash and cash equivalents, beginning of period	43,329	43,039
Cash and cash equivalents, end of period	$64,131	$34,268

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Net Income per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, unrealized loss (gain) on foreign currency, and acquisition costs:
GAAP net income	$12,382	$10,384	$34,521	$31,442
Add back:
Stock-based compensation expense	1,606	1,313	4,515	3,561
Income tax benefits on stock-based compensation expense	(494)	(417)	(1,378)	(1,128)
Amortization expense	186	186	559	311
Income tax benefits on amortization expense	(65)	(65)	(196)	(109)
Unrealized loss (gain) on foreign currency	(407)	104	211	231
Income tax benefits on unrealized loss (gain) on foreign currency	78	(26)	(50)	(47)
Acquisition costs	648	-	648	-
Income tax benefits on acquisition costs	(227)	-	(227)	-
Total adjustments	1,325	1,095	4,082	2,819
Non-GAAP net income adjusted for stock-based compensation expense, amortization expense, unrealized loss (gain) on foreign currency, and acquisition costs	$13,707	$11,479	$38,603	$34,261

Non-GAAP net income per share:
Basic	$0.53	$0.45	$1.49	$1.34
Diluted	$0.52	$0.44	$1.47	$1.31

Shares used to compute non-GAAP net income per share:
Basic	26,083,405	25,757,593	25,952,451	25,651,156
Diluted	26,381,313	26,200,741	26,290,758	26,109,539

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$67,842	$54,574	$190,347	$153,514
Income from operations	17,404	15,443	50,592	45,865
GAAP operating margin	25.7%	28.3%	26.6%	29.9%
Add back:
Stock-based compensation expense	1,606	1,313	4,515	3,561
Amortization expense	186	186	559	311
Acquisition costs	648	-	648	-
Total adjustments	2,440	1,499	5,722	3,872
Non-GAAP income from operations adjusted for stock-based compensation expense, amortization expense and acquisition costs	$19,844	$16,942	$56,314	$49,737
Non-GAAP operating margin	29.3%	31.0%	29.6%	32.4%

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth
(In thousands)
(Unaudited)

	Three Months Ended			% Change	Nine Months Ended			% Change
	September 30,		%	Constant	September 30,		%	Constant
	2015	2014	Change	Currencies[1]	2015	2014	Change	Currencies[1]
Revenues
United States	$54,408	$43,363	25.5%	25.5%	$154,107	$120,781	27.6%	27.6%
Europe	11,297	9,333	21.0%	39.9%	30,161	27,523	9.6%	27.9%
Japan	2,137	1,878	13.8%	33.4%	6,079	5,210	16.7%	36.9%
Total Revenue	$67,842	$54,574	24.3%	28.2%	$190,347	$153,514	24.0%	28.0%

[1] Revenue growth for the three- and nine-month periods ended September 30, 2015 has been recalculated using 2014 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

Proto Labs, Inc.
Revenue by Geography - Based on Shipping Location
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues
Domestic
United States	$50,214	$40,822	$144,356	$113,810
International
Europe	11,297	9,333	30,161	27,523
Japan	2,137	1,878	6,079	5,210
United States	4,194	2,541	9,751	6,971
Total international	17,590	13,752	45,953	39,704
Total revenue	$67,842	$54,574	$190,347	$153,514

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Unique product developers and engineers served	12,541	10,097	22,633	17,526